EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated March 13, 2026, related to the consolidated financial statements of Amass Brands Inc. (the “Company”) as of and for the years ended December 31, 2025 and 2024, which includes an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

/s/ dbbmckennon

Newport Beach, California

July 20, 2026